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                                  EXHIBIT 99.4

                          PAIRGAIN TECHNOLOGIES, INC.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

                               DECEMBER 31, 1996
                                 (IN THOUSANDS)

                                                             ASSETS

                                                            PAIRGAIN           AVIDIA         ADJUSTMENTS         PRO FORMA
                                                            --------           ------         -----------         ---------
Current assets:
   Cash and cash equivalents                                 $ 46,840          $  1,576          $     --          $ 48,416
   Short-term investments                                      65,779                --                --            65,779
   Accounts receivable, less allowance
     for doubtful accounts of $935 at
     December 31, 1996                                         23,873                15                --            23,888
   Inventories                                                 26,010               139                --            26,149
   Deferred tax assets                                         11,074                --                --            11,074
   Other current assets                                         2,767                16                --             2,783
                                                             --------          --------          --------          --------
TOTAL CURRENT ASSETS                                          176,343             1,746                --           178,089
Property and equipment, net                                    10,295                95                --            10,390
Note receivable and long-term investments                       6,252                --                --             6,252
Other assets                                                      126               147                --               273
                                                             --------          --------          --------          --------
TOTAL ASSETS                                                 $193,016          $  1,988          $     --          $195,004
                                                             ========          ========          ========          ========

                                                          LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Trade accounts payable                                    $  5,960          $    379          $     --          $  6,339
   Accrued compensation and related expenses                    5,702                70                --             5,772
   Accrued expenses                                             9,300               171             2,800 (c)        12,271
   Accrued income taxes                                        15,826                --                --            15,826
                                                             --------          --------          --------          --------
TOTAL CURRENT LIABILITIES                                      36,788               620             2,800            40,208
                                                             --------          --------          --------          --------

COMMITMENTS AND CONTINGENCIES

REDEEMABLE CONVERTIBLE PREFERRED STOCK                             --             2,618            (2,618)(b)            --

Stockholders' equity:
   Preferred stock                                                 --                --                --                --
   Common stock                                                    32                 1                --                33
   Additional paid-in-capital                                 112,782               681             2,618 (b)       116,081
   Deferred compensation                                           --              (237)               --              (237)
   Unrealized gain on short-term investments                       71                --                --                71
   Retained earnings                                           43,343            (1,695)           (2,800)(c)        38,848
                                                             --------          --------          --------          --------
TOTAL STOCKHOLDERS' EQUITY                                    156,228            (1,250)             (182)          154,796
                                                             --------          --------          --------          --------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                   $193,016          $  1,988          $     --          $195,004
                                                             ========          ========          ========          ========











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                          PAIRGAIN TECHNOLOGIES, INC.

           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

                          YEAR ENDED DECEMBER 31, 1996
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                         PAIRGAIN            AVIDIA           ADJUSTMENTS        PRO FORMA
                                                        ----------         ----------         -----------        ----------
Revenues:
   Product sales                                        $  205,312         $       96         $        --        $  205,408

   Technology fees and royalty income                           97                 --                  --                97
                                                        ----------         ----------         -----------        ----------
TOTAL REVENUES                                             205,409                 96                  --           205,505

Cost of revenues                                           106,449                 69                  --           106,518
                                                        ----------         ----------         -----------        ----------
Gross profit                                                98,960                 27                  --            98,987
                                                        ----------         ----------         -----------        ----------
Operating expenses:
    Research and development                                18,593                919                  --            19,512
    Selling and marketing                                   17,218                367                  --            17,585
    General and administrative                               9,907                457                  --            10,364
                                                        ----------         ----------         -----------        ----------

Total operating expenses                                    45,718              1,743                  --            47,461
                                                        ----------         ----------         -----------        ----------
INCOME (LOSS) FROM OPERATIONS                               53,242             (1,716)                 --            51,526

Other income:
   Interest income, net                                      3,677                 21                  --             3,698
   Settlement income related to unauthorized
    trading of investments by third parties                  2,500                 --                  --             2,500
                                                        ----------         ----------         -----------        ----------

Income (loss) before income taxes                           59,419             (1,695)                 --            57,724

Provision for income taxes                                  22,816                 --                  --            22,816
                                                        ----------         ----------         -----------        ----------


NET INCOME (LOSS)                                       $   36,603         $   (1,695)        $        --        $   34,908
                                                        ==========         ==========         ===========        ==========

Per Share Data:
   Earnings per share                                   $     0.51                                               $     0.47
                                                        ==========                                               ==========
  Weighted average number of common and common
      equivalent shares                                 72,058,000 (d)                                           73,768,000 (d)
                                                        ==========                                               ==========






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
                          PAIRGAIN TECHNOLOGIES, INC.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                         COMBINED FINANCIAL STATEMENTS


A.  BASIS OF PRESENTATION

         The unaudited pro forma condensed combined balance sheet combines the historical balance sheets of PairGain Technologies, Inc. ("PairGain") and Avidia Systems, Inc. ("Avidia") as of December 31, 1996. The unaudited pro forma condensed combined statement of income combines the historical statements of income of PairGain and Avidia for the year ended December 31, 1996.

B.  STOCKHOLDERS' EQUITY

         At December 31, 1996, Avidia had 3,000,000 shares of common stock, 266,666 shares of series B convertible preferred stock, 650,000 shares of series A redeemable convertible preferred stock and 1,560,718 shares of series B-1 redeemable convertible preferred stock outstanding. All Avidia convertible preferred shares outstanding were convertible into Avidia common shares on a one-for-one basis. In addition, at December 31, 1996, warrants to purchase 248,064 shares of Avidia common stock and 230,000 shares of series B-1 redeemable convertible preferred stock and options to purchase 458,950 shares of Avidia common stock were outstanding. As a result of the acquisition, all Avidia common stock, preferred stock and vested warrants were converted into the right to receive 2,235,697 shares of PairGain common stock. Unvested warrants and all options were converted into rights to purchase an aggregate of 363,689 additional shares of PairGain common stock.

C.  MERGER-RELATED EXPENSES

         PairGain and Avidia estimate that they will incur merger-related expenses, consisting primarily of transactions costs for investment bankers fees, attorneys, accountants, financial printing and other related charges, of approximately $2.8 million. This estimate is preliminary and will be adjusted to the extent that actual amounts differ from management's estimates. These nonrecurring expenses will be charged to operations as incurred.

         The pro forma condensed combined balance sheet gives effect to such expenses as if they had been incurred as of December 31, 1996, but the pro forma combined condensed statements of operations do not include such expenses, as they are a nonrecurring charge which directly resulted from the acquisition.





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
                          PAIRGAIN TECHNOLOGIES, INC.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                   COMBINED FINANCIAL STATEMENTS  (CONTINUED)

D.  PRO FORMA NET INCOME PER SHARE

         Pro forma net income per share is computed using the weighted average number of common shares and common share equivalents outstanding during the period. Common share equivalents result from outstanding options and warrants to purchase common stock and are calculated using the treasury stock method. For purposes of the calculation, all shares of Avidia common stock and preferred stock have been converted into PairGain common stock at a conversion rate of approximately .397 to one, using their original date of issue for purposes of calculating the weighted average common and common equivalent shares outstanding. In addition, all options and warrants to purchase Avidia common stock and preferred stock have been converted into options and warrants to purchase PairGain common stock, using their original date of issue for purposes of calculating the weighted average common and common equivalent shares outstanding.


















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